Legg Mason Partners Variable Portfolios
I, Inc.
 Legg Mason Partners Large Cap Growth
Portfolio
77C

Results of a Special Meeting
of Shareholders

On December 11, 2006, a Special Meeting of Shareholders was held to vote on various proposals recently approved recently approved by the Fund's Director's (the "Board Members"). The following tables provide the number of votes cast for, authority cast for, authority withheld and abstentions as to the following proposals: (1) elect Board Members, and (2) Revise Fundamental fundamental Investment
Policies.

Proposal 1: Elect Board
Members+

   Item Voted On    Votes For  Authority
                                Withheld   Abstentio
                                               ns

Nominees:
 Paul R Ades        64,709,967. 1,305,841.08     0.000
                          850            1
 Andrew L. Breech   64,737,763. 1,278,045.41     0.000
                          514            7
 Dwight B. Crane    64,720,339. 1,295,469.86     0.000
                          063            8
 Robert M. Frayn,   64,679,716. 1,336,092.70     0.000
Jr.                       228            3
 Frank G. Hubbard   64,725,950. 1,289,858.51     0.000
                          417            4
 Howard J. Johnson  64,658,954. 1,356,854.80     0.000
                          128            3
 David E. Maryatt   64,756,817. 1,258,991.00     0.000
                          922            9
 Jerome H. Miller   64,635,304. 1,380,504.44     0.000
                          483            8
 Ken Miller         64,745,957. 1,269,851.75     0.000
                          175            6
 John J. Murphy     64,676,372. 1,339,436.59     0.000
                          337            4
 Thomas T.          64,739,023. 1,276,785.78     0.000
Schlafly                  148            3
 Jerry A. Viscione  64,708,330. 1,307,478.23     0.000
                          698            3
 R. Jay Gerken,     64,589,947. 1,425,861.53     0.000
CFA                       400            1
+ Board Members are elected by the shareholders of all of the series of the Company of which the Fund is a series.

Proposal 2: Revise Fundamental Investment
Policies.

                                                      Broker
   Items Voted On   Votes For     Votes                Non-
                                Against    Abstentio   Votes
                                               ns

 Borrowing Money    1,230,653.8   24,953.534 50,998.35    0.000
                           83                      8
 Underwriting       1,235,195.1   14,773.491 56,637.17    0.000
                           14                      0
 Lending            1,233,746.4   11,877.988 60,981.35    0.000
                           33                      4
 Issuing Senior     1,234,749.8   11,877.988 59,977.90    0.000
Securities                 82                      5
 Real Estate        1,224,163.6   21,460.810 60,981.35    0.000
                           11                      4
 Commodities        1,224,163.6   22,464.259 59,977.90    0.000
                           11                      5
 Concentration      1,233,746.4   12,881.437 59,977.90    0.000
                           33                      5
 Diversification    1,225,167.0   21,460.810 59,977.90    0.000
                           60                      5
 Investment in
other
   Investment       1,224,163.6   11,877.988 70,564.17    0.000
Companies                  11                      6

On December 20, 2006, a Special Meeting of Shareholders was held to vote on and Agreement and plan of
Reorganization. The following table provides the number of votes cast for and against , as well as as the number
of abstentions and broker non-votes as to the matter voted on at the Special Meeting of shareholders
Agreement and Plan of
Reorganization
                                                      Broker
   Item Voted On    Votes For     Votes                Non-
                                Against    Abstentio   Votes
                                               ns
Agreement and Plan
of
  Reorganization   1,140,892.9   52,636.091 159,734.9    0.000
                           00                     99